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                                                                   EXHIBIT 10.11




                              EMPLOYMENT AGREEMENT


         BY THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of the 31st day of March, 1998, AAA Wheelchair Wagon Services, Inc. and Limousines of South Florida, Inc., each a Florida corporation (collectively, "Employer") and Karen Caputo ("Employee"), state, confirm and agree as follows:

                                   I. RECITALS

         1.1 Employer is currently engaged in the business of providing transportation services to airports and paratransit for disabled and disadvantaged persons and travelers in various cities in the Dade, Broward and Palm Beach Counties in the State of Florida ("Employer's Business"). All locations in Dade, Broward, Palm Beach and Orange Counties in which material portions of Employer's Business are, or may during the term of Employee's employment by Employer be, conducted are hereinafter collectively referred to as the "Market Area."

         1.2 SuperShuttle International, Inc. ("SuperShuttle") has agreed to acquire all of the outstanding capital stock of Employer pursuant to a Share Exchange Agreement (the "Share Exchange Agreement") dated as of March 31, 1998 by and among (i) SuperShuttle and (ii) Employer, Wheelchair Ambulance of Hollywood, Inc., A1A Snowbird Leasing, Inc. and the Shareholders named therein (collectively, the Sellers).

         1.3 Employee is now a key employee of Employer, having substantial knowledge and expertise in, and having personal relationships affecting, the operations, business contacts, trade secrets, customer lists, marketing strategies and other confidential matters of critical significance to the conduct of Employer's Business and SuperShuttle's business and its future prospects (the "Trade Secrets"). The loss of Employee during the term of this Agreement, or the aid or assistance to any competitor of Employer by Employee or direct competition of Employee respecting Employer's Business within the Market Area would materially and irreparably injure Employer.

         1.4 Employer desires to hire Employee, and Employee desires to accept such employment, on the terms and conditions hereinafter set forth.

                                 II. AGREEMENTS

         2.1 Employment. Employer hereby employs Employee, and Employee hereby accepts such employment from Employer, on the terms and conditions set forth in this Agreement.

         2.2 Term. Subject to the provisions for termination and extension as hereinafter provided, the term of this Agreement shall commence on March 31, 1998, and shall continue until March 31, 2001.
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         2.3 Automatic Renewal. Upon expiration of the term, unless either party delivers written notice to the other ninety (90) days prior to the expiration of the term, or any extension period, if applicable, this Agreement shall automatically renew for successive one (1) year periods upon the same terms and conditions set forth herein, except that Employee's salary shall be reviewed by the Board of Directors of Employer prior to each such renewal period.

         2.4 Duties and Positions with Employer. During the term of this Agreement, it is intended that you will serve as President of Employer, and in such other additional positions as the Board may from time to time determine. You will faithfully and diligently perform all duties commensurate with such positions, including those duties directed by the Board of Directors of Employer, as well as those set forth in the Bylaws of Employer which relate to such positions.

         2.5 Service as Director. If the Employee is elected or appointed as a Director of Employer during all or any portion of the term of this Agreement, the Employee shall serve in such capacity without additional compensation.

         2.6 Compensation. Employee will receive the following compensation for her services during her term of employment:

                  (a) A minimum base salary of $125,000 per year, which, after withholding and other required deductions, shall be paid in equal installments in accordance with such salary payment policies as may be established by Employer from time to time;

                  (b) Participate in any incentive compensation plan, pension or profit-sharing plan, stock purchase plan, group benefit plan, medical plan, bonus plan and/or other benefit plans, either currently in effect or as may be established from time to time by the Board of Directors of Employer, for which Employee, as an officer of Employer, may be eligible to participate; and

                  (c) Receive such other compensation as may from time to time be granted to Employee by the Board of Directors of Employer, including any bonuses if recommended by the Compensation Committee of the Board of Directors and approved by the Board of Directors.

         2.7 Fringe Benefits. In addition to all other compensation provided herein, the Employee shall be entitled to receive or participate in such additional fringe benefits as the Board of Directors of Employer may from time to time establish for its salaried personnel, including pension or profit sharing plan contributions, life, health, medical or disability insurance coverage, vacation and sick leave benefits.
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         2.8 Termination.

                  (a) Death. In the event of the Employee's death during the term of this Agreement, this Agreement shall thereupon terminate and Employer shall pay to the Employee's beneficiary or estate, as that term is hereinafter defined, the pro rata portion of the Employee's salary which was earned but unpaid at the date of the Employee's death. In addition, Employer shall pay to the Employee's beneficiary or estate a death benefit in an amount to be determined by the Employer's Board of Directors; provided, however, that such amount shall not exceed an amount to be determined from time to time by the Board of Directors of the Employer.

                  As used herein, the term "beneficiary or estate" means the person or persons designated by the Employee in the last written notice delivered to the Employer during her lifetime, or in the absence of such written notice, such person or persons designated by the Employee in her last will and testament specifically to receive Employee's benefits under the terms of this Agreement, or, in the absence of both written notice and such a designation, the Employee's estate. In the event that the Employee should during her lifetime designate a person or persons other than her husband as beneficiary or beneficiaries in such written notice, such notice to be valid must contain the signed consent of the Employee's spouse.

                  (b) Permanent Disability. In the event the Employee should become permanently disabled during the term of this Agreement, then this Agreement shall terminate. For the purposes hereof, "permanent disability" shall mean that disability resulting from injury, disease or other cause, whether mental or physical, which incapacitates the Employee from performing her normal duties as an employee, which appears to be permanent in nature and contemplates the continuous, necessary and substantially complete loss of all professional activities.

                  (c) Partial Disability. If the Employee should become partially disabled, Employee shall be entitled to her salary as provided herein for a period of ninety (90) days following the commencement of such disability. At the end of such ninety (90) day period, if the Employee remains partially disabled, her salary shall be reduced according to the amount of time Employee is able to devote to the Employer's business.
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                  (d) Temporary Disability. In the event the Employee should become disabled, and such disability is not partial, as defined above, such disabled Employee shall be entitled to her salary for a period of ninety (90) days. If such temporary disability continues longer than such ninety (90) day period, then Employee shall be deemed to have become permanently disabled for the purposes of this Agreement at the end of said ninety (90) day period.

                  (e) Voluntary Withdrawal. The Employee may voluntarily terminate her employment hereunder by giving at least sixty (60) days prior written notice to the Board of Directors of the Employer of her intention to withdraw. Such notice shall specify the end of a calendar month as the termination date.

                  (f) Recision of Stock Purchase Agreement. In the event that the Sellers exercise their rights to rescind under the Share Exchange Agreement, this Agreement shall automatically terminate and all rights and obligations of Employee, Employer and SuperShuttle hereunder, including but not limited to the rights and obligations set forth in
         Section 2.11 (but excluding Employee's right to be compensated through the date of termination) shall automatically terminate and be of no further effect.

         2.9 Termination for Cause. This Agreement may be terminated for cause in the event that (a) Employee refuses to follow a lawful order or a direction of the Board of Directors of Employer, (b) in the course of Employee's duties under this Agreement, Employee engages in willful misconduct, dishonesty or reckless disregard of Employee's responsibilities; or (c) Employee is convicted of a felony. Termination for cause will also include Employee's death, disability rendering Employee unable to perform her duties hereunder, breach of the terms of this Agreement by Employee or failure to perform her duties hereunder to the reasonable satisfaction of Employer's Board of Directors. Upon any termination under this Paragraph 2.9, Employee or Employee's estate, as the case may be, will be entitled to receive only that compensation due Employee through the date of termination.

         2.10 Termination Other than for Cause. In the event that Employee is terminated for any reason other than as set forth in Paragraph 2.9 above or is terminated by Employee for "Good Reason" as defined below:

                  (a) Employee will receive a severance payment equal to one times her base salary in effect immediately prior to her termination, net of with-holding and other deductions required by law; and

                  (b) Employee will have the right at any time within ninety
         (90) days of the date of termination to exercise all unexercised vested options granted to Employee under Employer's 1998 Stock Option Plan.
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         "Good Reason" shall mean the occurrence of any of the following: (i) a material change in Employee's authority, duties or responsibilities which would cause Employee's position with Employer (or SuperShuttle) to become of materially less responsibility and importance, (ii) a material breach of this Agreement by Employer which such breach is not cured within fifteen (15) days of written notice to Employer or (iii) the Employer (or SuperShuttle) requires that the Employee relocate outside of the Market Area or assigns duties to the Employee which cannot reasonably be performed without relocating or spending unreasonable periods of time outside of the Market Area. For purposes of this
Section 2.10, Market Area shall not include Orange County, Florida.

         The payments provided for in Section 2.10(a) shall be made not later than the fifth day following the termination date; provided, however, that if the amount of such payment cannot be finally determined on or before such day, the Company shall pay to Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments as soon as the amount thereof can be determined but in no event later than the thirtieth day after the date of termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Employee payable on the fifth day after demand by the Company.

         Notwithstanding the foregoing, the Company may elect to pay any amounts hereunder in monthly installments for the one (1) year period in accordance with the Company's normal pay days.

         2.11 Covenant Not to Compete. Employee shall during the term or extended term of this Agreement, and for a period of three (3) years thereafter, exercise her best good faith efforts to pursue and protect the Trade Secrets from disclosure or access to, or use by, any competitor or potential competitor of Employer and its affiliates. Employee shall not during the term or extended term of this Agreement, and for a period of three (3) years thereafter, (a) induce or encourage any other employee of Employer or its affiliates to become employed by or to provide any Trade Secrets to any competitor or potential competitor of Employer or its affiliates; (b) during the term or extended term of this Agreement, and or a period of three (3) years thereafter, own, directly or indirectly, manage, serve as an officer, director or partner of, or otherwise (whether actively or by passive investment) become associated with any person or entity engaged in a business in competition with Employer's Business in the Market Area. In addition, until the expiration of five (5) years following the consummation of the Exchange transactions the Employee shall not enter into any agreement with a party currently doing business with Employer, SuperShuttle or any affiliate of either of them for the provisions of services substantially similar to those provided currently. The foregoing covenants by Employee shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Employer whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of said covenants. If any of the covenants of Employee set forth in this paragraph shall be deemed too broad to be
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enforceable by judicial process, then such covenants shall be reduced to such levels as shall be so enforceable and shall be enforced as reduced.

         2.12 Representations and Warranties. The Employee hereby represents and warrants that the execution of this Agreement and the discharge of her obligations hereunder will not breach or conflict with any other contracts, agreements, covenants or understandings, either oral or written, between the Employee and any other party or parties.

         2.13 Assignment. This Agreement and the rights, interests and benefits shall not be assigned, transferred, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process except that Employer may assign this Agreement to SuperShuttle upon consummation of an Initial Public Offering of SuperShuttle Common Stock. Any attempt to assign, transfer, pledge or hypothecate or make any other disposition of this Agreement or of such rights, interests and benefits contrary to the foregoing provision or the levy of any attachment or similar process thereupon, shall be null and void and without effect and shall relieve the Employer and Employee of any and all liability hereunder.

         2.14 Attorneys' Fees. In the event either party hereto institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the other party, such fees to be set by court and not by the jury.

         2.15 Notices. Any notice or communication to be given under the terms of this Agreement ("Notice") shall be in writing and delivered in person or deposited, certified or registered, in the United States mail, postage prepaid, addressed as follows:

         If to Employer:            AAA Wheelchair Wagon Services, Inc.
                                    c/o SuperShuttle International, Inc.
                                    4610 South 35th Street
                                    Phoenix, Arizona 85040
                                    Attn:  R. Brian Wier, President
                                             and Chief Executive Officer


         If to Employee:            Karen Caputo
                                    2631 Garfield Street
                                    Hollywood, Florida 33020

or at such other address as either party may from time to time designate by Notice hereunder. Notices shall be effective upon delivery in person, or if mailed at midnight on the third business day after the date of mailing.
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         2.16 Modifications and Amendments. This Agreement shall not be altered or amended except by a written agreement signed by the parties hereto.

         2.17 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings or agreements whether oral or in writing.

         2.18 Benefit and Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assigns, including any corporation, person or other entity which may acquire all or substantially all of the assets of the business of Employer or any other corporation with or into which Employer is consolidated or merged, and the Employee and her heirs, executors, administrators and legal representatives; provided, however, that the obligations of Employee hereunder may not be delegated or assigned.

         2.19 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflict of laws principals thereof.

         2.20 Headings; Interpretation; Gender. The paragraph headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement. When used in this Agreement, the term "including" shall mean without limitation by reason of enumeration. Words used herein in the singular shall include the plural and words used herein in the masculine gender shall include the feminine in all cases where such would apply.

         2.21 Waiver. The failure of either party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

         2.22 Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason whatsoever, it is agreed that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions, or portions thereof, shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.

         2.23 Entire Agreement. This Agreement constitutes and embodies the full and complete agreement and understandings of the parties with respect to the Employee's employment with Employer and supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof.
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         2.24 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed a duplicate original.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 31st day of March, 1998.


                                        AAA WHEELCHAIR WAGON SERVICE, INC.


                                        BY /s/ Karen Caputo
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                                                                        EMPLOYER


                                        LIMOUSINES OF SOUTH FLORIDA, INC.


                                        BY /s/ Karen Caputo
                                           -------------------------------------
                                           Its
                                               ---------------------------------




                                        /s/ Karen Caputo
                                        ----------------------------------------
                                            Karen Caputo

                                                                        EMPLOYEE